Exhibit 10.2

AMENDMENT NO. 3 TO THE

AIR PRODUCTS AND CHEMICALS, INC.

RETIREMENT SAVINGS PLAN

WHEREAS, Air Products and Chemicals, Inc. (the “Company”) is the Plan Sponsor of the Air Products and Chemicals, Inc. Retirement Savings Plan (the “Plan”); and

WHEREAS, pursuant to Plan Section 7.01 the Plan may be amended at anytime; and

WHEREAS, the Company entered into an Agreement to purchase from E. I. du Pont de Nemours and Company (“DuPont”/or the “Seller”), DuPont’s interest in DuPont Air Products NanoMaterials L.L.C., a Delaware limited liability company; and

WHEREAS, pursuant to the terms of the Purchase and Sale Agreement (the “Agreement”), the Company agreed to offer certain Active Employees of the Seller offers of employment and with respect to those Active Employees who accepted such offers and commenced employment with the Company (hereinafter, the “Transferred Employees”) agreed to credit service with the Seller in the Plan for purposes of eligibility, vesting and the amount of Company Core Contributions; and

WHEREAS, the Company desires to amend the Plan effective April 2, 2012 to effectuate the intent of the Agreement; and

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	A new Section 2.58(e) is added to the end of Section 2.58 to read as follows:

“(e) An Employee who was an employee of E. I. du Pont de Nemours and Company (“DuPont”) and who was hired by the Company in connection with the purchase of DuPont Air Products NanoMaterials L.L.C. on April 2, 2012, shall be credited with a Year of Service for each 12 consecutive month period during the period beginning on the Employee’s service date with DuPont and ending on the Employee’s Severance from Service Date.”

2.	A new Section 2.59(e) shall be added to the end of Section 2.59 to read as follows:

“(e) An Employee who was an employee of DuPont and who was hired by the Company in connection with the purchase of DuPont Air Products NanoMaterials L.L.C. on April 2, 2012, shall be credited with full and partial Years of Vesting Service for the period from the Employee’s service date with DuPont to the Employee’s Severance from Service Date.”

3.	A new Section 3.01(a)(iv) shall be added to the end of Section 3.01(a) to read as follows:

“(iv) An Employee who was an employee of DuPont and who was hired by the Company in connection with the purchase of DuPont Air Products NanoMaterials L.L.C. on April 2, 2012, shall be eligible to participate in the Plan as soon as administratively possible upon his becoming an Employee provided he makes an affirmative election to participate in the Plan in accordance with the procedures adopted by the Plan Administrator under subsection 3.02(a), (b), or (c) or a Deemed Election pursuant to subsection 3.02(d).”

4.	In all other respects the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its Senior Vice President- Human Resources and Communications to execute this Third Amendment to the Plan on this                     day of March 2012.

AIR PRODUCTS AND CHEMICALS, INC.

By:
Senior Vice President- Human Resources and Communications

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